UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material pursuant to §240.14a-12

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐       Fee paid previously with preliminary materials:

1

PROXY STATEMENT

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

505 Main Street, Suite 400

Hackensack, New Jersey 07601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 12, 2022

TO THE HOLDERS OF SHARES OF COMMON STOCK OF
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

The Annual Meeting of the holders (the “Stockholders”) of shares of Common Stock, $.01 par value, of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust” or “FREIT”) will be held on October 12, 2022, at The Hilton Hasbrouck Heights/Meadowlands, 650 Terrace Avenue, Hasbrouck Heights, NJ 07604 at 11:00 a.m., Eastern Daylight Savings Time. At the Annual Meeting, the Stockholders will consider and vote on the following matters:

1.	The election of two Directors for terms of three years each, or until their successors have been elected and qualify;
2.	The ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2022; and
3.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Stockholders of record at the close of business on August 23, 2022 are entitled to notice of and to vote at the Annual Meeting.

JOHN A. AIELLO, Secretary

Hackensack, New Jersey

August 30, 2022

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

1.	BY MAIL BY SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND MAILING IT IN THE ENCLOSED ENVELOPE;
2.	VIA THE INTERNET BY GOING TO THE WEBSITE IDENTIFIED ON THE ACCOMPANYING PROXY CARD; OR
3.	BY TELEPHONE BY CALLING THE TELEPHONE NUMBER IDENTIFIED ON THE ACCOMPANYING PROXY CARD.

TO VOTE VIA THE INTERNET OR BY TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD.

PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

PROXY STATEMENT

Annual Meeting and Proxy Solicitation

This Proxy Statement and the enclosed proxy materials are furnished to the holders (the “Stockholders”) of shares of Common Stock, $.01 par value (the “Shares”) of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust” or “FREIT”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on October 12, 2022 at 11:00 a.m. Eastern Daylight Savings Time, and any adjournment or postponement thereof (the “Annual Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Hilton Hasbrouck Heights/Meadowlands, 650 Terrace Avenue, Hasbrouck Heights, NJ 07604.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Trust (the “Board” or the “Board of Directors”). The cost of preparing, assembling and mailing the proxy materials will be borne by the Trust. In addition, we have also engaged Georgeson, LLC (“Georgeson”), an independent proxy solicitation firm, to assist in the proxy solicitation process.  It is contemplated that proxies will be solicited principally through the mail. Members of the Board of Directors and executive officers of the Trust may also, without additional compensation, solicit proxies, personally or by mail, email, special letter, telephone, telegraph, facsimile transmission or other electronic means.

The Trust anticipates mailing this Proxy Statement to its Stockholders beginning on or about August 30, 2022.

Voting Securities and Stockholders Entitled to Vote

The Shares are the only voting securities entitled to vote at the Annual Meeting, which are the Trust’s only authorized, issued and outstanding class of equity securities.

The record date for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting (or any adjournments or postponements thereof) was August 23, 2022, and only Stockholders of record on the books of the Trust at the close of business on August 23, 2022 are entitled to notice of and to vote at the Annual Meeting. There were 6,863,744 Shares issued and outstanding at the close of business on August 23, 2022.

How to Vote

If you are a Stockholder of record, you may cast your votes at the Annual Meeting if you attend the Annual Meeting in person. In addition, Stockholders of record may cast their votes by proxy using any one of the following methods:

1.	by mail by indicating your votes on the enclosed proxy card and signing and dating the proxy card, and mailing it in the enclosed envelope;
2.	via the Internet by going to the website indicated on the enclosed proxy card and following the instructions on the website to cast your votes; or
3.	by telephone by calling the telephone number indicated on the enclosed proxy card and following the instructions to cast your votes.

If you elect to cast your votes via the Internet or by telephone, your votes will be authenticated by use of a personal identification number that is indicated on the enclosed proxy card, which you will need to provide in order to access the Internet or telephone voting platform. If you elect to cast your votes via the Internet or by telephone, you do not need to return a proxy card.

If you are the beneficial owner of Shares that you hold through a bank, broker or other record holder in “street name,” you have the right to direct your bank, broker or other record holder on how to vote your Shares by following the instructions provided to you by your bank, broker or other record holder. Alternatively, if you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or other record holder and present it at the Annual Meeting.

Quorum and Voting Standards

The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Each Share entitles its owner to one vote on an equal basis. A plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required in order to elect each of the nominees for Director under Item 1. The proxy card provides space for a Stockholder to withhold his or her vote for a nominee to the Board of Directors under Item 1. A majority of the votes cast at the Annual Meeting is required to ratify the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2022 under Item 2.

Tabulation of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld and broker non-votes with regard to the election of Directors under Item 1, and affirmative votes, negative votes, abstentions and broker non-votes with regard to the ratification of the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2022 under Item 2.

Effect of Abstentions

Any proxy submitted and containing any abstention will not be counted as a vote cast with respect to the election of Directors under Item 1, in favor of the ratification of the appointment of EisnerAmper LLP under Item 2, or any other matter to which it relates.

Effect of Not Casting Your Vote

For Stockholders of record, if any proxy is received that does not contain indication of voting instructions, the designated proxies will vote as recommended by the Board of Directors.

For Stockholders who hold their Shares beneficially in “street name” through a bank, broker or other record holder, if the Stockholder does not instruct the bank, broker or other record holder on how to vote their Shares, then under applicable regulations, the record holder will only have discretion to vote the Shares on the ratification of the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants under Item 2. The record holder will not have discretion to vote the Shares in the election of Directors under Item 1, which will result in broker non-votes that will not be counted as votes cast in any of those matters. Accordingly, failure to vote your Shares in the election of Directors under Item 1 will have no effect on the outcome of the vote to elect Directors.

How to Revoke Your Proxy or Change Your Vote

You may change your vote, or otherwise revoke the authority granted by your execution of a proxy, at any time before your proxy is exercised at the Annual Meeting.

For Stockholders of record, you may revoke a previously-executed proxy and change your vote as follows:

1.	If you voted by mail, you may execute and deliver a timely and later-dated proxy, or you may attend the Annual Meeting in person, and provide written notice of your revocation to the Secretary of the Annual Meeting and vote by ballot at the meeting.
2.	If you voted via the Internet or by telephone, you may change your vote with a timely and valid later vote via the Internet or by telephone (as the case may be), or you may attend the Annual Meeting in person, and provide written notice of your revocation to the Secretary of the Annual Meeting and vote by ballot at the meeting.

Your presence at the Annual Meeting does not, of itself, revoke a proxy that you previously provided either by mail, via the Internet or by telephone.

For Stockholders who hold their Shares beneficially in “street name” through a bank, broker or other record holder, you may revoke your proxy and/or change your vote in the manner provided by your bank, broker or other record holder.

Other Matters

The Board of Directors is not aware, as of the date hereof, of any matters to be presented at the Annual Meeting other than the matters described hereinabove, but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of August 23, 2022, with respect to beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of Shares for each Director, nominee for Director, and Executive Officer of the Trust. The only persons known to the Trust who beneficially own greater than 5% of the Shares are two of the Directors named in the table below.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner (1)	(A) Aggregate Number of Shares Beneficially Owned (2)		(B) Number of Shares Acquirable within 60 Days		(C) Aggregate Number of Shares Deemed to be Beneficially Owned (Column A plus Column B)		(D) Percent of Class(3)

Ronald J. Artinian (4)(5)(7)	443,492	(5)	25,400	(6)	468,892	(7)	6.8%
David F. McBride, Esq. (4)(8)	5,000	(8)	19,000	(6)	24,000	(8)	*
Robert S. Hekemian, Jr. (4)(9)(10)	300,148	(10)	23,000	(6)	323,148	(10)	4.7%
John A. Aiello, Esq. (4)(9)	5,000		19,000	(6)	24,000		*
Justin F. Meng (4)(5)	15,000	(11)	19,000	(6)	34,000	(11)	*
David B. Hekemian (4)	405,546	(12)	30,200	(6)	435,746	(12)	6.3%
Richard J. Aslanian (4)	10,200		15,200	(6)	25,400		*
Allan Tubin (9)	7,662		6,000	(6)	13,662		*
All Directors and Executive Officers as a group (8 persons) (6)(7)(8)(10)(11)(12)	1,089,832	(13)	156,800	(6)	1,246,632	(13)	18.2%

* Shares beneficially owned do not exceed 1% of the Trust’s issued and outstanding Shares.

(1)	All Directors and Executive Officers listed in this table, with the exception of John A. Aiello, maintain a mailing address at 505 Main Street, Suite 400, Hackensack, New Jersey 07601. John A. Aiello maintains a mailing address at 125 Half Mile Road, Suite 300, Red Bank, New Jersey 07701.
(2)	Except as otherwise indicated, all of the Shares are held beneficially and of record.
(3)	Based on 6,863,744 Shares outstanding as of August 23, 2022.
(4)	A Director of FREIT.

(5)	A nominee for Director.
(6)	Vested options to acquire Shares that are currently exercisable, or options that vest and become exercisable within 60 days after August 23, 2022.
(7)	Includes 52,504 Shares held in Individual Retirement Accounts for the benefit of Mr. Artinian. Also includes 4,350 Shares which are held by Mr. Artinian’s son, with respect to which Mr. Artinian disclaims beneficial ownership.
(8)	Includes 4,000 Shares held by Mr. McBride’s wife.
(9)	An Executive Officer of FREIT.
(10)	Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) 9,238 Shares which are held in trust by Mr. Hekemian for the benefit of his children, and (iii) an aggregate of 11,000 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and of which Mr. Hekemian is trustee. Also includes 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts.
(11)	Includes 2,400 Shares held by Mr. Meng’s wife, with respect to which Mr. Meng disclaims beneficial ownership.
(12)	Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) an aggregate of 17,638 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and niece and of which Mr. Hekemian is a trustee, (iii) 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary, (iv) an aggregate of 88,940 Shares held by the Robert and Mary Jane Hekemian Foundation, Inc. of which Mr. Hekemian is the Vice President/Treasurer, and (v) 6,000 Shares held in trust by Mr. Hekemian for the benefit of his children. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts. Also includes 1,600 Shares held by Mr. Hekemian’s wife, with respect to which Mr. Hekemian disclaims beneficial ownership.
(13)	Robert S. Hekemian, Jr. and David B. Hekemian are both deemed to be the beneficial owner of 102,216 Shares held by certain partnerships and limited liability companies in which each of them is a partner or member. Therefore, the total number of Shares beneficially owned by all Executive Officers and Directors as a group, which includes both Robert S. Hekemian, Jr. and David B. Hekemian, is not merely the aggregate of the beneficial ownership of each Executive Officer and Director, since calculating the aggregate number of Shares beneficially owned by all Executive Officers and Directors as a group on that basis would result in the 102,216 Shares of which both Robert S. Hekemian, Jr. and David B. Hekemian are deemed the beneficial owner being double-counted. As disclosed above, Robert S. Hekemian, Jr. and David B. Hekemian disclaim beneficial ownership of the 102,216 Shares except to the extent of their respective pecuniary interests in the partnerships and limited liability companies that hold such Shares.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors governs the Trust. The Trust’s Articles of Amendment and Restatement (“Charter”) provides that the Board of Directors will consist of seven Directors. The number of directors may be increased or decreased by the Board pursuant to the Trust’s By-laws.

The size of the Board of Directors is currently fixed at seven Directors. In order to allow the Board of Directors to strike a balance with respect to the number of Directors whose terms are expiring at each annual meeting of the Stockholders, the Charter authorizes the Board of Directors to designate whether the term of a nominee for Director shall either be two years or three years at the time a Director is nominated for election.

The Trust has adopted a Governance Policy on Mandatory Retirement which provides for a standard retirement age of 75 for directors, subject to certain exceptions set forth below. It is the general policy of the Nominating Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age. The Board, however, may waive the mandatory retirement age for a specific director in its sole discretion. Under the policy, a waiver requires the consent of the full Board. Other exceptions to the Governance Policy on Mandatory Retirement are as follows: (i) in the event that any director shall reach the age of 75 during his or her term in office, the director shall be permitted to complete his or her then-current term; and (ii) any director who was in office as a trustee of the Corporation’s predecessor, First Real Estate Investment Trust of New Jersey, as of November 1, 2018, may be nominated by the Board to serve as a director after he reaches age 75 and may serve in office until such director reaches the age of 79, upon which time such director shall be permitted to, at such director’s election, either (a) resign as a director contemporaneously with reaching the age of 79; or (b) continue to serve as a director for the remainder of his or her then-current term.

Nominees

Consistent with the recommendation of the Nominating Committee of the Board of Directors, the Board has nominated Ronald J. Artinian and Justin F. Meng for election as Directors each for a three-year term to commence at the Annual Meeting and expire at the 2025 Annual Meeting.

Ronald J. Artinian and Justin F. Meng are currently members of the Board of Directors, with their terms of office scheduled to expire as of the date of the Annual Meeting. Please see the section captioned “Board of Directors” below for a description of the business experience of and other relevant information with respect to the nominees.

Unless otherwise instructed, the persons named in the accompanying proxy intend to vote in favor of the election of Ronald J. Artinian and Justin F. Meng to three-year terms as Directors. Should Ronald J. Artinian or Justin F. Meng be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment, and any such person elected in their place shall be elected to a three-year term as Director. The Board of the Trust is not aware of any reason why Ronald J. Artinian or Justin F. Meng would be unable to serve as a Director if elected.

The Board of Directors recommends a vote FOR the election of Ronald J. Artinian and Justin F. Meng as Directors.

Executive Officers, Directors and Nominees for Director

The Executive Officers and Directors of the Trust, and the nominees for Director, are as follows:

Name	Age	Position(s)

Robert S. Hekemian, Jr.	62	Chief Executive Officer, President and Director
Ronald J. Artinian	74	Chairman of the Board and Director*
David F. McBride, Esq.	75	Director
John A. Aiello, Esq.	73	Secretary and Director
Justin F. Meng	43	Director*
David B. Hekemian	55	Director
Richard J. Aslanian	62	Director
Allan Tubin	83	Chief Financial Officer and Treasurer

*Nominee for re-election as Director at the 2022 Annual Meeting.

There are no family relationships among the Directors, nominees for Director and the Executive Officers, except that Robert S. Hekemian, Jr., Chief Executive Officer, President and a Director of the Trust, and David B. Hekemian, a Director, are siblings and the sons of the late Robert S. Hekemian, the Trust’s former Chairman and Chief Executive Officer and the former Chairman and Chief Executive Officer of Hekemian & Co., Inc., the Trust’s managing agent (“Hekemian & Co.”). During the past five years, none of the Directors, nominees for Director or Executive Officers of the Trust have served as directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, except Robert S. Hekemian, Jr., who was a director of Oritani Financial Corp. (ORIT), the holding company for Oritani Bank, of which he was also a director.

Each of the Executive Officers of the Trust serves in his office(s) until such time as his successor is elected and qualified.

Biographical Information

Robert S. Hekemian, Jr. has served as a Director since 2007, and he was appointed as Chief Executive Officer of FREIT in April 2018 following the retirement of the late Robert S. Hekemian as Chairman and Chief Executive Officer of FREIT. Mr. Hekemian was additionally appointed to the office of President of FREIT in February 2019. Mr. Hekemian’s current term as a member of the Board of Directors is scheduled to expire at the 2023 Annual Meeting of FREIT’s Stockholders, and his term as President and Chief Executive Officer will expire at such time as his successor qualifies and is appointed. Mr. Hekemian has been involved in real estate activities for over 40 years, including property management, leasing, mortgage financing, construction and acquisitions of multifamily residential and commercial properties located throughout the Northeast and Mid-Atlantic regions of the United States. He has served as Chief Executive Officer of Hekemian & Co. since 2021. From 2004 to 2020, Mr. Hekemian served as President and Chief Operating Officer of Hekemian & Co. From 1983 to 2003, Mr. Hekemian served as Executive Vice President of Hekemian & Co. Mr. Hekemian is principally responsible for identifying real estate acquisitions and evaluating the performance of the real estate properties managed by Hekemian & Co. with a view toward strategic decision making. Mr. Hekemian formerly served on the Board of Oritani Bank and was Chair of the Loan Committee. Mr. Hekemian is a Member of the Board of Governors, Hackensack University Medical Center and a former director of the Hackensack University Medical Center Foundation. He formerly served on the Board of the New York Philharmonic and was the former Chairman of the Bergen County Community College Foundation. Mr. Hekemian is a Board Member of the Oritani Charitable Foundation. Mr. Hekemian was appointed Condemnation Commissioner by the State of New Jersey and has served on various corporate and charitable committees. He is a Board Member of the Meridian School of Medicine and Chairs the Student Affairs Committee. Mr. Hekemian earned a Bachelor of Science in Business Administration from American University and graduated as a MIT Sloan Fellow from the MIT Sloan School with a Master of Science in Management.

Ronald J. Artinian has served as a Director since 1992, and he was appointed as Chairman of FREIT in April 2018 following the retirement of Robert S. Hekemian as Chairman and Chief Executive Officer of FREIT . Mr. Artinian’s current term as a member of the Board of Directors is scheduled to expire at the 2022 Annual Meeting of FREIT’s Stockholders and his term as Chairman will expire at such time as his successor is appointed and qualifies. Mr. Artinian worked in the financial services industry for 26 years, including with Smith Barney, Inc. from 1989 to 1998, where Mr. Artinian held positions as an Executive Vice President, Managing Director and National Sales Manager. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor. Mr. Artinian joined the board of The Reserve, a money market fund, in 2007 and served as lead independent director from March 2009 through December 2016. Mr. Artinian earned a Bachelor of Arts in English from the University of Pennsylvania and a Master of Business Administration from the University of Pennsylvania, Wharton School.

David F. McBride, Esq. has served as a Director since 2007. His current term as a member of the Board is scheduled to expire at the 2023 Annual Meeting of FREIT’s Stockholders. Mr. McBride has over 45 years of diversified real estate experience. He is the Chief Executive Officer of McBride Enterprises, Inc., a family-owned real estate company started in 1898. Mr. McBride was responsible for the development of numerous office and industrial properties, as well as residential projects in Northern New Jersey. He also oversaw the operations of his family’s general construction company, the Alpert P. Schmidt Construction Company, civil engineering firm, Urban Planning and Engineering Company, and commercial brokerage firm, McBride Corporate Real Estate. Mr. McBride was also instrumental in forming the Keystone Property Trust (NYSE) in 1998 and served as Chairman of its board until its sale to ProLogis (NYSE) in 2004. Mr. McBride has also been a Partner in and is presently Of Counsel to the law firm of Harwood Lloyd, LLC, specializing in real estate matters. Since 1998, Mr. McBride has also served as the Chairman and President of the Mountain Club Inc., t/a The High Mountain Golf Club. Mr. McBride also served on the Advisory Board of the McDonough School of Business at Georgetown University from 2008 to 2018. Mr. McBride earned a Bachelor of Arts in Economics from Georgetown University and a Juris Doctor from the Georgetown University Law School.

John A. Aiello, Esq. has served as the Secretary of FREIT since 2003 and as a member of the Board since December 2015. His current term as a member of the Board of Directors is scheduled to expire at the 2024 Annual Meeting of FREIT’s Stockholders. Mr. Aiello is an officer and shareholder of the law firm of Giordano, Halleran & Ciesla, P.C., where he has practiced law for 48 years. He is Chairman of the law firm’s Corporate and Securities practice group and concentrates his practice on corporate and securities law matters, including mergers and acquisitions and various corporate finance transactions. See the section entitled “Certain Relationships and Related Party Transactions; Director Independence”. Mr. Aiello is an emeritus member and former Chairman of the Board of Directors of the Business Law Section of the New Jersey State Bar Association and a former member of the Board of Directors of the New Jersey chapter of the Association for Corporate Growth, a non-profit organization of professionals and business leaders in the middle market mergers and acquisitions space. Mr. Aiello is also a member of the Advisory Board of the Leon Hess School of Business of Monmouth University. Mr. Aiello graduated cum laude with a

Bachelor of Science in Finance from the University of Pennsylvania, Wharton School and earned a Juris Doctor degree from the Georgetown University Law School.

Justin F. Meng has served as a member of the Board of Directors since February 2016.  His current term as a member of the Board is scheduled to expire at the 2022 Annual Meeting of FREIT’s Stockholders. Mr. Meng is a Managing Partner and Co-Portfolio Manager at V3 Capital Management L.P., an investment firm focused on publicly-traded real estate securities that he co-founded in 2011.  Previously, he was Partner and Head of REIT Research for High Rise Capital Management, L.P., where he worked from 2005 to 2011.  From 2002 to 2005, Mr. Meng served as an Associate at J.P. Morgan Asset Management in the Real Estate Investment Group, where he worked both in the acquisitions and asset management departments.  From 2000 to 2002, he served as an Analyst at J.P. Morgan Asset Management in their Fixed Income Group. Mr. Meng earned a Bachelor of Science in Mechanical Engineering from Brown University and a Master of Science in Real Estate Development from New York University. Mr. Meng is a CFA charterholder.

David B. Hekemian has served as a member of the Board of Directors since April 2018. His current term as a member of the Board of Directors is scheduled to expire at the 2024 Annual Meeting of FREIT’s Stockholders. Mr. Hekemian has served as a commercial real estate executive at Hekemian & Co. for over 30 years, holding positions of increasing responsibilities throughout his tenure at the company focused on strategic business and investment planning, retail development and leasing, asset profitability management and lender negotiations. He has served as President of Hekemian & Co. since 2021. From 1996 to 2020, Mr. Hekemian served as Principal/Broker-Salesperson, Director of Commercial Brokerage and as a member of Hekemian & Co.’s Executive Committee. From 1988 to 1992 he served as Property Manager, and from 1992 to 1996 he served as Vice President-Salesperson of Hekemian & Co. Mr. Hekemian is a member of the Armenian Missionary Association of America, where he served as Assistant Treasurer and a member of the Budget and Finance Committee from 1998 to 2007 and as Co-Chairman of the Investment Committee from 1996 to 2009, which included oversight and management of a $100 million equity and fixed income portfolio. Mr. Hekemian is also a member of the Council for the Borough of Saddle River, NJ. Mr. Hekemian earned a Bachelor of Science in Finance from Boston College.

Richard J. Aslanian has served as a member of the Board of Directors since April 2018. His current term as a member of the Board of Directors is scheduled to expire at the 2024 Annual Meeting of FREIT’s Stockholders. Mr. Aslanian is the Co-Founder of Welcome Home Brands, LLC, a distributor of imported paper and plastic bakeware products that services cruise lines, hotels, casinos and food service companies. He co-founded Welcome Home Brands, LLC in 2010. From 2007 to 2009 Mr. Aslanian was the Chief Executive Officer, sole Managing Member and founder of Blue Ram Capital Management, LLC, which managed an investment partnership of public equities in developed markets. In 2006, Mr. Aslanian retired from Goldman Sachs & Co. as a Managing Director after having been with the firm since 1991, during which time he was co-head of one of the most prominent wealth management teams of the firm. From 1985 to 1991 Mr. Aslanian was an attorney at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP where he concentrated his practice on corporate and tax matters and public and private mergers and acquisitions. Mr. Aslanian established the Richard J. Aslanian Scholarship Fund, an endowed scholarship, at the University of Pennsylvania, and has served on the boards of several charitable organizations, including the Partnership for Inner-City Education, the Harrison Educational Foundation and the Armenian Church Endowment Fund. Mr. Aslanian graduated summa cum laude with a Bachelor of Arts in Economics from the University of Pennsylvania and graduated from the Columbia University School of Law with honors as a Harlan Fiske Stone Scholar in each of the three years of law school.

Allan Tubin was appointed as Chief Financial Officer and Treasurer of FREIT in February 2019. Mr. Tubin is the Chief Financial Officer of Hekemian & Co., FREIT’s managing agent. As Chief Financial Officer of Hekemian & Co., Mr. Tubin is responsible for corporate and project finance, budgeting and tax planning, accounting, and SEC compliance for FREIT. He is a member of Hekemian & Co.’s Acquisitions and Development Due Diligence Team, where he is responsible for financial forecasting and modeling.

Mr. Tubin has over 25 years’ experience in real estate finance. Prior to joining Hekemian & Co. in 1996, he served as the Chief Financial Officer for the international real estate activities of the investment bank Donaldson, Lufkin & Jenrette, and served as a certified public accountant with Ernst & Young. Mr. Tubin earned a Bachelor of Business Administration from Pace University.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires FREIT’s executive officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and stockholders holding more than 10% of the Shares are required by SEC regulation to furnish FREIT with copies of all Forms 3, 4 and 5 they file. Based solely on FREIT’s review of the copies of such forms it has received, FREIT believes that all of its directors, executive officers and stockholders holding more than 10% complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2021.

Meetings of the Board of Directors

During the fiscal year ended October 31, 2021, the Board of Directors held fourteen (14) meetings and acted by unanimous written consent on five (5) occasions. Each incumbent member of the Board of Directors attended at least 75% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings of the committees of the Board of Directors on which he served that were held during fiscal 2021.

Director Attendance at Annual Meeting

The Trust encourages all of the Directors to attend the Annual Meeting, and expects that all Directors will attend the Annual Meeting absent a valid reason such as a scheduling conflict. All of the Directors attended the Annual Meeting of Stockholders held on May 6, 2021.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Nominating Committee, the Compensation Committee and the Audit Committee.

Nominating Committee

The Nominating Committee is authorized to identify, evaluate and recommend to the Board of Directors prospective nominees for Director, periodically review the Trust’s governance guidelines and make recommendations to the Board of Directors from time to time as to matters of governance. The Nominating Committee also periodically reviews the performance of the Board of Directors and its members and makes recommendations to the Board of Directors on the number, function, and composition of the Board of Directors and the committees of the Board of Directors, and on the terms of the Directors. The Nominating Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About Us” tab.

The Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating Committee considers the nominee’s business judgment, skill and experience, the nominee’s understanding of the Trust’s business and industry and other related industries, the nominee’s integrity, reputation and independence, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and the Trust and its Stockholders. With respect to any person nominated for re-election to the Board of Directors, the Nominating Committee is authorized to consider the nominee’s performance on the Board of Directors before nominating the Director for re-

election at an annual meeting. The Trust does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will also consider candidates for Director recommended by the Stockholders. The process by which a Stockholder may suggest a candidate to be nominated for election to the Board of Directors can be found in the section of this Proxy Statement entitled “Stockholder Proposals and Recommendations for Nomination of Directors.” The Nominating Committee will apply the same criteria described above to review and evaluate the qualifications of any candidate recommended by a Stockholder. However, the Nominating Committee has sole discretion whether to recommend any nominee for Director submitted by a Stockholder to the Board of Directors.

The current members of the Nominating Committee of the Board of Directors are David F. McBride and Richard J. Aslanian. David F. McBride and Richard J. Aslanian meet the requirements for independence set forth in the definition of “independent director” in the listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). The Nominating Committee approved recommendations to the Board of Directors that Ronald J. Artinian and Justin F. Meng be nominated for re-election as Directors for three-year terms. The Board of Directors subsequently approved such nominees. The Nominating Committee held no meetings during fiscal 2021 and one meeting during fiscal 2022.

Compensation Committee

The Compensation Committee is charged with the responsibility of defining the Trust’s compensation philosophy and objectives, reviewing the compensation of the Executive Officers and Directors, and making recommendations to the full Board of Directors with respect to such compensation matters. The Compensation Committee is governed by a written charter, which is available on the Trust’s website at www.freitnj.com under the “About Us” tab. The current members of the Compensation Committee of the Board of Directors are David F. McBride, Justin F. Meng and Richard J. Aslanian. David F. McBride serves as the Chairman of the Compensation Committee. Each of the members of the Compensation Committee satisfies the qualifications for independence under the NASDAQ Listing Rules.

The Compensation Committee’s processes and procedures for the foregoing reviews and analyses of the compensation of the Trust’s Executive Officers are discussed under “Executive Compensation” below. The compensation of the Directors is discussed under “Director Compensation” below. The Compensation Committee did not hold any meetings during fiscal 2021 and has acted by unanimous written consent one time during fiscal 2022.

Audit Committee

The current members of the Audit Committee of the Board of Directors are Ronald J. Artinian, David F. McBride and Richard J. Aslanian. Ronald J. Artinian serves as the Chairman of the Audit Committee. Each member of the Audit Committee satisfies the audit committee qualifications under the NASDAQ Listing Rules and is independent, as independence for audit committee members is defined in the NASDAQ Listing Rules, and they each meet the independence requirements of Exchange Act Rule 10A-3(b)(1).

The Audit Committee held four meetings during fiscal 2021. The Audit Committee selects the independent registered public accounting firm (the “Independent Auditors”) to audit the books and accounts of the Trust. In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the Independent Auditors. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of the Trust’s financial and operating controls.

Based on its review of the criteria of an Audit Committee Financial Expert under the rules of the Securities and Exchange Commission (the “SEC”), the Board of Directors does not believe that any of the members of the Trust’s Audit Committee qualifies as an Audit Committee Financial Expert.

Each of Ronald J. Artinian, David F. McBride and Richard J. Aslanian has made significant contributions and provided valuable service to the Trust and its Stockholders as members of the Audit Committee. The Board of Directors believes that each of Mr. Artinian, Mr. McBride and Mr. Aslanian has demonstrated that he is capable of (i) understanding accounting principles generally accepted in the United States of America (“GAAP”), (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) understanding financial statements and analyzing and evaluating the Trust’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rules of the SEC. Given the business experience and acumen of Mr. Artinian, Mr. McBride and Mr. Aslanian, the Board of Directors believes that each of them is qualified to carry out all duties and responsibilities of the Trust’s Audit Committee. However, Mr. Artinian, Mr. McBride and Mr. Aslanian have not acquired these attributes through the specific experience that is required for qualification as an Audit Committee Financial Expert under the rules of the SEC, such as experience serving as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. Therefore, the Board of Directors does not believe that any of its current members meets all of the requirements under the SEC rules for qualification as an Audit Committee Financial Expert.

The Board of Directors believes that Allan Tubin, the Trust’s Chief Financial Officer and Treasurer, meets all of the requirements under the rules of the SEC for qualification as an Audit Committee Financial Expert. However, Mr. Tubin is not a Director of the Trust and would not meet the requirements for qualification as an “independent director” under the NASDAQ Listing Rules due to the fact that Mr. Tubin is an executive officer of the Trust and an executive officer of Hekemian & Co., the Trust’s managing agent. As Chief Financial Officer of the Trust, Mr. Tubin will make the certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) the Trust’s financial statements and other financial information included in periodic reports filed with the SEC, (ii) the Trust’s disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to the Trust, and (iii) the Trust’s internal controls and the adequacy of the design and operation of such internal controls. As a certifying officer of the Trust, Mr. Tubin will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications.

Based on the foregoing, the Board of Directors believes that the Audit Committee functions effectively and properly performs and discharges its duties, and the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Directors who would qualify as an Audit Committee Financial Expert.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

The Audit Committee meets each quarter during the fiscal year with the Trust’s Independent Auditors and members of Hekemian & Co. and focuses on the following areas:

(1)	the adequacy of the Trust’s internal controls and financial reporting process and the reliability of its financial statements;

(2)	the independence and performance of the Trust’s Independent Auditors and the cooperation received by the Independent Auditors from Hekemian & Co.; and
(3)	the Trust’s compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by the Trust in its quarterly and annual reports to the SEC.

The Audit Committee and/or its Chairperson meets separately with Hekemian & Co. and the Trust’s Independent Auditors. The Independent Auditors have unrestricted access to the Audit Committee. The Independent Auditors make periodic reports directly to the Audit Committee out of the presence of Hekemian & Co. concerning their functions as the Trust’s Independent Auditors.

The Board of Directors has adopted a written charter for the Audit Committee setting out the audit-related functions. The Audit Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About Us” tab. The Audit Committee reviews its charter on an annual basis and updates the charter as necessary.

Hekemian & Co. has primary responsibility for the Trust’s financial statements and the preparation of all financial statements and the maintenance of the Trust’s internal controls. The Independent Auditors audit the annual financial statements prepared by Hekemian & Co., and express an opinion as to whether those financial statements fairly present the Trust’s financial position, results of operations and cash flows in conformity with GAAP. Any issues the Independent Auditors believe should be raised are discussed with the Audit Committee.

For fiscal 2021, the Audit Committee reviewed the Trust’s audited financial statements and met with both Hekemian & Co. and EisnerAmper LLP, the Trust’s independent registered public accountants for the 2021 fiscal year, to review and discuss all financial statements and their respective assessments of the effectiveness of the Trust’s internal control over financial reporting. Hekemian & Co. has represented to the Audit Committee that the financial statements were prepared in conformity with GAAP.

The Audit Committee has received from and discussed with EisnerAmper LLP the written disclosure and the letter required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Independence Discussion with Audit Committees). These items relate to EisnerAmper LLP’s independence from the Trust. The Audit Committee also discussed with EisnerAmper LLP any matters required to be discussed by Auditing Standard 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB in Rule 3200T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, for filing with the SEC.

Submitted by:	Ronald J. Artinian, Chairman
David F. McBride
Richard J. Aslanian

Corporate Governance

Code of Ethics

The Trust has adopted a Code of Ethics that is applicable to all Directors, officers and management employees of the Trust, including, without limitation, the Trust’s principal executive and senior financial officers. The Audit Committee is charged with administering and interpreting the Code of Ethics. The Code of Ethics is available on the Trust’s website at www.freitnj.com under the “About Us” tab.

Board Leadership Structure

The Board of Directors does not have a fixed policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer; rather, the Board favors the flexibility to select the Chairman and to determine the optimal Board leadership structure from time to time in the best interests of the Trust and its Stockholders.

From 1991 to 2018, Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of the Trust. The Board of Directors believed that the optimal leadership structure for the Trust was the centralization of leadership through the combination of the Chairman and Chief Executive Officer roles in Mr. Hekemian based on Mr. Hekemian’s particular background, experience and knowledge of the real estate industry and markets in which the Trust operated, as well as Mr. Hekemian’s availability to serve both roles in view of the fact that the Trust’s executive officers are employed on a part-time, non-exclusive basis and engage in business activities outside of the Trust.

Upon Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer of the Trust in April 2018, the Board of Directors appointed Robert S. Hekemian, Jr., a Director of the Trust and Chief Operating Officer of Hekemian & Co., the Trust’s managing agent, to succeed Robert S. Hekemian as Chief Executive Officer of the Trust, and Ronald J. Artinian, a Director of the Trust and Chairman of the Audit Committee, to succeed Mr. Hekemian as Chairman of the Board. The Board believed that Robert S. Hekemian, Jr. and Ronald J. Artinian had the experience and qualifications to serve as Chief Executive Officer and Chairman of the Board, respectively, and that Mr. Hekemian and Mr. Artinian had distinguished themselves as talented and capable leaders of the Trust in the course of their service as Directors and in other capacities, such as, in the case of Robert S. Hekemian, Jr., as the Chief Operating Officer of Hekemian & Co., and in the case of Ronald J. Artinian, as Chairman of the Audit Committee of the Board of Directors. The Board further believed that Mr. Hekemian and Mr. Artinian were attractive candidates for the Chief Executive Officer and Chairman positions, respectively, based on their familiarity with the Trust and its business and real estate portfolio as well as their experience with corporate governance matters that they had acquired over their many years of service to the Trust. The Board therefore determined that the Trust and its Stockholders would be best served by elevating both Robert S. Hekemian, Jr. and Ronald J. Artinian to formal leadership and strategy-developing roles in the Trust, by naming them to succeed Robert S. Hekemian as Chief Executive Officer and Chairman of the Board, respectively.

The Board of Directors does not have a “lead” independent Director. In view of the relatively small size of the Board of Directors and the ample opportunities that the independent Directors have to hold discussions among themselves in conjunction with meetings of the Board (but outside the presence of the non-independent Directors), the Board does not believe that it is necessary to designate a “lead” independent Director at this time. However, the Board believes that Ronald J. Artinian, in effect, functions as a “lead” independent Director on an informal basis through his performance of the duties and functions as Chairman of the Board.

Risk Oversight

The full Board of Directors is responsible for actively overseeing the Trust’s risk profile and management’s processes for assessing and managing risk through regular meetings of the Board, as well as informal communications with management.  The Chief Executive Officer, other senior management members and employees of Hekemian & Co., the Trust’s managing agent, regularly report to the Board on significant risks affecting the Trust, including financial, operational and strategic risks.  The full Board (or the appropriate committee of the Board, in the case of risks that are under the purview of a particular committee) receives these reports from management to enable the Board (or committee, as the case may be) to understand the Trust’s risk identification, risk management and risk mitigation strategies.

In addition, while the full Board of Directors has the ultimate oversight responsibility for the risk oversight process, various committees of the Board comprised of independent directors also have responsibility for risk oversight.  The Audit Committee of the Board of Directors (i) reviews and assesses risk relative to insurance coverage for the Trust’s operating activity and financial investments, including the investment of liquid assets; (ii) evaluates the impact, if any, of changes in interest rates and energy prices and oversees actions taken to mitigate risk associated with fluctuations in interest rates and energy prices; (iii) conducts internal control reviews and reports any material issues raised in the course of such reviews; and (iv) reviews internal controls on financial reporting with the Independent Auditors. The Audit Committee presents reports to the full Board of Directors on a quarterly basis and reports any matters relative to risk oversight that require the attention or action of the full Board. The Compensation Committee oversees the Trust’s compensation programs to ensure that they do not create incentives that expose the Trust to unnecessary and excessive risks.

When a report from management is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board of Directors, which enables the Board and the committees to coordinate the Board’s risk oversight role.

EXECUTIVE COMPENSATION

The Trust is externally managed by Hekemian & Co., a real estate management company established in 1933. Robert S. Hekemian, Jr., Chief Executive Officer and President and a Director of the Trust and David B. Hekemian, a Director of the Trust, each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family. As compensation for its management services, the Trust pays Hekemian & Co. management and other fees pursuant to a Management Agreement between the Trust and Hekemian & Co. In addition, as an incentive to the employees of Hekemian & Co. (including members of the Hekemian family) to identify and provide real estate investment opportunities for the Trust, the Trust has advanced to such employees who are investors in certain joint venture projects a portion of the equity capital required to be contributed by them to such joint ventures. The Management Agreement and these other incentives are more particularly described in “Certain Relationships and Related Party Transactions; Director Independence” below.

In view of the Trust’s external management structure, the Trust does not employ Executive Officers on a full-time basis. The following Compensation Discussion and Analysis presents information regarding the Trust’s compensation policies and programs and the compensation of the Trust’s Executive Officers.

Compensation Discussion and Analysis

Overview

The Trust’s compensation program is designed to properly compensate the Executive Officers commensurate with the duties and services that they are employed to perform for the Trust, to reward their dedication, hard work and success and align their interests with the long-term interests of the Trust. The Compensation Committee reviews the compensation paid to the Executive Officers in consideration of these objectives and makes recommendations to the Board of Directors regarding its determinations. The various factors considered by the Compensation Committee in reaching its determinations concerning the compensation of the Executive Officers are discussed under “Fiscal 2021 Compensation” below.

Recovery of Erroneously Awarded Compensation

The Board of Directors has adopted a policy that provides that, in the event that the Trust is required to prepare an accounting restatement due to the Trust’s material non-compliance with any financial reporting requirement, the Trust will require the reimbursement, cancellation or forfeiture, as the case may be and to the fullest extent permitted by applicable law, of any incentive-based compensation paid to any current or former Executive Officer during the three-year period preceding such restatement that was based on the erroneous data and that was paid in excess of the compensation that would have been paid to the Executive Officer based on the accounting restatement. The Trust will disclose any incentive-based compensation paid to any Executive Officer that is based on any measure of financial performance or any other financial information in the Trust’s proxy statement for the annual meeting of Stockholders and as required by the rules and regulations of the SEC.

As discussed under “Elements of Executive Compensation” below, the Trust did not pay any incentive-based compensation to any of the Executive Officers during fiscal 2021.

Hedging Policy

It is the policy of the Trust that no employee or Director of the Trust may purchase any financial instruments that are designed to hedge or offset any decrease in the market value of the Trust’s Shares that (i) were previously awarded, or acquired pursuant to the exercise of any option granted, to an employee or Director by the Trust as part of the compensation of such employee or Director or (ii) otherwise held, directly or indirectly, by an employee or Director, which financial instruments shall include, without limitation, puts, calls, straddles, equity swaps and any other derivative security that is directly linked to the Shares.

Elements of Executive Compensation

There are three elements to the compensation of the Executive Officers of the Trust: (1) base salary; (2) the Equity Incentive Plan; and (3) the Amended and Restated Deferred Fee Plan (the “Deferred Fee Plan”). The Compensation Committee and the Board of Directors believe that these elements allow the Trust to accomplish its objectives of properly compensating the Executive Officers for their services to the Trust, rewarding the dedication, hard work and success of Executive Officers and aligning the interests of Executive Officers with the long-term interests of the Trust.

Except for base salary, benefits under the Equity Incentive Plan and Deferred Fee Plan, and fees paid to the Executive Officers for their service as Directors, the Trust does not pay any other compensation or benefits to its Executive Officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. The Equity Incentive Plan and the Deferred Fee Plan are the only employee benefit plans maintained by the Trust. There are no employment contracts between the Trust and any of the Executive Officers, nor is there any compensatory plan or arrangement between the Trust and any of the Executive Officers pursuant to which an Executive Officer would receive payments as the result of his resignation or retirement as an Executive Officer, or any other event resulting in the termination of his relationship with the Trust as an Executive Officer, or as a result of a change in control of the Trust. The Trust’s Deferred Fee Plan, discussed below, provides that a participant may receive Shares with respect to amounts credited to such participant’s account under the Deferred Fee Plan, including amounts deferred thereunder and accrued interest, upon such participant’s attainment of the retirement age specified in the participant’s deferral election, such participant’s actual retirement, upon such participant’s cessation of services prior to retirement, or upon the occurrence of a change in control of the Trust as defined under the Deferred Fee Plan. The Trust’s Equity Incentive Plan provides that in the event of (i) a “change in control,” as such term is defined in the Equity Incentive Plan, or (ii) a sale of all or substantially all of the assets of the Trust, other than a sale of assets to a subsidiary or other affiliated entity of the Trust, all outstanding options granted under the Equity Incentive Plan shall become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of such change in control or sale, and each outstanding restricted share award granted under the Equity Incentive Plan shall immediately become free of all restrictions, conditions and forfeiture provisions. As of October 31, 2021, there were 202,400 unexercised options collectively held by the Executive Officers and Directors of the Trust that were outstanding. Additional information with respect to outstanding stock options is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Robert S. Hekemian, Jr., Chief Executive Officer, President and a Director of the Trust, is the Chief Executive Officer of Hekemian & Co. David B. Hekemian, a Director of the Trust, is the President of Hekemian & Co. Robert S. Hekemian, the former Chairman and Chief Executive Officer of the Trust, served as a consultant to FREIT and as Chairman of the Board and Chief Executive Officer of Hekemian & Co. prior to his death in December 2019. Pursuant to the terms of the Management Agreement between Hekemian & Co. and the Trust, Hekemian & Co. is entitled to receive a termination fee from the Trust under certain circumstances, including the non-renewal of the Management Agreement by the Trust, termination of the Management Agreement by the Trust without cause, or termination of the Management Agreement by the Trust following an acquisition of the Trust. See “Certain Relationships, Related Party Transactions; Director Independence” below.

Equity Incentive Plan

The Trust originally adopted the Equity Incentive Plan in 1999 upon the approval of Board of Directors and the Stockholders. In 2007, the Board of Directors and Stockholders approved amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by 300,000 Shares and (b) extend the term of the Equity Incentive Plan from September 10, 2008 to September 10, 2018. In 2018, the Board of Directors and Stockholders approved further amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by an additional 300,000 Shares and (b) further extend the term of the Equity Incentive Plan from September 10, 2018 to September 10, 2028.

The purpose of the Equity Incentive Plan is to allow the Trust to retain the services of individuals who have made, and/or who are expected to make, significant contributions to the business of the Trust and its subsidiaries, to align such persons’ interests with the long-term interests of the Trust, and to reward hard work, dedication and success by providing such individuals with an opportunity to acquire Shares of the Trust or receive other Share-based awards. Eligible participants include Executive Officers, Directors and consultants of the Trust, including employees of Hekemian & Co., the Trust’s managing agent.

The Board of Directors administers the Equity Incentive Plan, with the full and exclusive power to interpret the plan, to adopt rules, regulations and guidelines relating to the plan, to grant waivers of restrictions under the plan and to make all of the determinations necessary for the administration of the plan. The Board’s authority to administer the Equity Incentive Plan includes the authority, within the limits set forth in the plan, to determine the persons to whom awards may be granted, determine the number of shares to be covered by each award, establish the terms, conditions and provisions of the awards to be granted, and establish restrictions on the awards or subsequently waive any such restriction or permit any such restriction to lapse.

The exercise price of options granted under the Equity Incentive Plan will be equal to the Fair Market Value (as defined in the Equity Incentive Plan) of the Shares on the date of the grant of the options. For any other form of award, the consideration, if any, to be paid in exchange for the award will be determined by the Board, but in no event will such consideration be greater than the Fair Market Value of the Shares on the date of grant. The Equity Incentive Plan provides for adjustments to the exercise price of options in certain circumstances. The term of awards will be determined by the Board, but shall not exceed 10 years from the date of grant. Awards will vest in accordance with terms fixed by the Board, and vesting of awards may accelerate upon the occurrence of certain events, including a Change in Control (as defined in the Equity Incentive Plan), sale of all or substantially all of the Trust’s assets, or the death, Retirement (as defined in the Equity Incentive Plan) or disability of the participant.

The Board may terminate, modify or amend the Equity Incentive Plan at any time, provided that any modification or amendment that increases the number of Shares reserved for issuance thereunder is subject to the approval of the Trust’s Stockholders, and any termination, modification or amendment that adversely affects the terms of any outstanding awards is subject to the consent of the holders thereof.

The Board has charged the Compensation Committee with the responsibility of making recommendations to the Board with respect to grants of awards under the Equity Incentive Plan to eligible participants. While the Equity Incentive Plan provides that options to acquire Shares will be the principal form of award under the plan, the plan also provides for grants of restricted Share awards and other Share-based awards.

The Compensation Committee did not recommend, and the Board of Directors did not make, any grants of stock options or other equity-based awards under the Equity Incentive Plan during the 2021 fiscal year.

Amended and Restated Deferred Fee Plan

Effective November 1, 2000, the Board of Directors adopted the Deferred Fee Plan, which is intended to provide a benefit to Executive Officers and Directors who have made, and/or who are expected to continue to make, significant contributions to the long-term success of the Trust. An election to defer compensation is required to be made prior to the calendar year for which it will be effective, and is irrevocable with respect to the calendar year to which it applies.  The Deferred Fee Plan was amended and restated effective December 31, 2008, and further amended and restated effective November 1, 2014.

The original purpose of the Deferred Fee Plan was to provide Executive Officers and Directors with a long-term savings opportunity. Prior to the amendments to the Deferred Fee Plan that went into effect as of November 1, 2014, the Deferred Fee Plan permitted any Executive Officer or Director to elect to defer receipt of any compensation, including Executive Officer salary, Director annual retainer fees, meeting attendance fees, and property site inspection fees, and the rate of interest payable on any amounts deferred was fixed at 9% per annum, compounded quarterly.

The amendments to the Deferred Fee Plan that went into effect as of November 1, 2014 shifted the purpose of the Deferred Fee Plan from a long-term savings vehicle for eligible participants to an opportunity for eligible participants to increase their equity position in the Trust. As amended and restated effective November 1, 2014, the Deferred Fee Plan no longer permitted Directors who are also Executive Officers of the Trust to defer amounts payable to them as salary for their services as Executive Officers. Participants in the Deferred Fee Plan were only permitted to defer amounts payable to them for their service as Directors. In addition, from and after November 1, 2014, amounts deferred, together with the interest accrued on a participant’s entire balance, are converted on the last day of each calendar quarter into share units that are equivalent to Shares (“Share Units”), and credited to the participant’s account. Amounts deferred under the Deferred Fee Plan are converted into Share Units on a quarterly basis, on the last day of each calendar quarter. The number of Share Units to be credited with respect to amounts deferred during a calendar quarter are determined by the closing price of the Shares on the trading day immediately preceding the last day of such calendar quarter. The participants’ existing balances as of October 31, 2014 have been preserved in the form of cash and have not been converted into Share Units, although the interest that accrues on such existing balances from and after November 1, 2014 was converted into Share Units. As of November 1, 2014, the interest rate on participants’ cash balances under the Deferred Fee Plan was changed from 9% per annum to the average interest rate on ten-year Treasury bonds plus 150 basis points. In the event that any cash dividend is paid by the Trust with respect to the Shares, each participant is credited with a number of Share Units equal to (x) the amount of the cash dividend paid with respect to one Share, (y) multiplied by the total number of Share Units credited to a participant’s account as of the record date for the dividend, (z) divided by the fair market value of one Share on the trading day immediately preceding the payment date of the dividend. In the event that any dividend is paid with respect to the Shares in Shares, each participant is credited with a number of Share Units equal to the number of full Shares that such participant would have received had the participant been the owner, on the record date for the dividend, of a number of Shares equal to the number of Share Units credited to the participant’s account.

A participant’s deferred benefits under the Deferred Fee Plan shall be paid to the participant at either: (i) the retirement age specified by the participant in the deferral election; (ii) actual retirement of the participant; (iii) upon the earlier cessation of duties as a Director of the Trust prior to retirement; or (iv) upon a change in control of the Trust, as defined in the Deferred Fee Plan.  On the payment date, the Trust shall issue to the participant a number of Shares equal to the number of Share Units credited to the participant’s account, and shall pay to the participant amounts maintained in the participant’s account as of October 31, 2014 as cash in either a lump sum or in a number of substantially equal annual installments over a period not to exceed 10 years, at the election of the participant, except if a participant elects to receive payment upon the occurrence of a change in control, in which case all such amounts shall be payable in a lump sum.  The Trust has not created and will not create a cash sinking fund for amounts deferred pursuant to the Deferred Fee Plan that are not payable in Shares.  As a result, any participant who elects to participate in the Deferred Fee Plan is an unsecured creditor of the Trust with respect to any amounts deferred thereunder.  The Deferred Fee Plan may be amended, suspended or terminated by resolution of the Board of Directors at any time and from time to time, provided that no amendment, suspension or termination shall operate to adversely affect the plan benefits accrued or available for any participant.

On November 4, 2021 (the “Adoption Date”), the Board approved the termination of the Deferred Fee Plan resulting in the termination of the deferral of fees on December 31, 2021 with any subsequent fees earned by a participant being paid in cash. Consistent with the termination of the Deferred Fee Plan, payment related to each participant’s cash account (in the form of a cash lump sum payment) and share unit account (in the form of the issuance of common shares) must be made to each participant no earlier than twelve (12) months and one day after, and no later than twenty-four (24) months after, the Adoption Date. Any interest earned on the participant’s cash account along with dividends (if any) earned on Share Units, will continue to accrue in Share Units on each participant’s account until final payment is made.

As of October 31, 2021, an aggregate amount of approximately $2,475,000 has been deferred under the Deferred Fee Plan, which represents an aggregate of $1,454,000 of deferred fees and $1,021,000 of accrued deferred interest, which amounts shall be maintained as cash in the participants’ accounts under the Deferred Fee Plan and shall not be converted into Share Units as described above. As of October 31, 2021, an aggregate of 175,923 Share Units have vested based upon the conversion of deferred fees, interest and dividends earned since November 1, 2014.

During the fiscal year ended October 31, 2021, participants deferred a total of approximately $488,000 under the Deferred Fee Plan, consisting of approximately $375,000 of deferred Director fees, $71,000 of accrued deferred interest and $42,000 representing dividends payable in respect of Share Units. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $488,000 deferred by all participants during the fiscal year ended October 31, 2021 converted into an aggregate of 27,176 Share Units, which were credited to the participants’ accounts. Additional information regarding the participants’ deferral of fees and the conversion of deferred amounts into Share Units credited to their accounts is set forth under “Fiscal 2021 Nonqualified Deferred Compensation” and “Fiscal 2021 Director Compensation” below.

Fiscal 2021 Compensation

With respect to compensation for the fiscal year ended October 31, 2019, the Compensation Committee recommended to the Board that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of FREIT be increased to $400,000 per year from $300,000 per year, and that there be no adjustments to the compensation paid to Allan Tubin as Chief Financial Officer and Treasurer of FREIT, Ronald J. Artinian as Chairman of the Board of FREIT, or John A. Aiello as Secretary of FREIT, and the Board approved the Compensation Committee’s recommendations.

With respect to compensation for the fiscal years ended October 31, 2021 and 2020, the Compensation Committee recommended to the Board that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of FREIT be maintained at $400,000 per year, and that there be no adjustments to the compensation paid to Allan Tubin as Chief Financial Officer and Treasurer of FREIT, Ronald J. Artinian as the Chairman of the Board of FREIT or John A. Aiello as Secretary of FREIT. In an effort to further preserve FREIT’s cash flow, in May 2020, the Board reduced all fees, salaries and retainers’ payable to our executive officers and members of the Board by up to 30% from May 1, 2020 through the end of Fiscal 2020.

With respect to compensation for the fiscal year ended October 31, 2022, the Compensation Committee recommended to the Board that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of FREIT be increased to $500,000 per year from $400,000 per year and the base salary paid to Allan Tubin as Chief Financial Officer and Treasurer of FREIT be increased to $40,000 per year from $30,000 per year, and that there be no adjustments to the compensation paid to Ronald J. Artinian as the Chairman of the Board of FREIT or John A. Aiello as Secretary of FREIT.

The Compensation Committee considers the following factors, among other things, in the course of its review of the compensation for the executive officers: (a) compensation paid by other real estate investment trusts, both as a component of operating expenses and to ensure that FREIT’s compensation levels are competitive in the industry; (b) the duties and responsibilities of the executive officers and the value of the services provided by them; (c) FREIT’s operating results and financial condition, as well as the condition and prospects of the residential and commercial real estate markets; and (d) the results of the most recent stockholder advisory vote to approve the compensation of the executive officers, which was conducted at the special meeting in lieu of annual meeting of stockholders held in April 2020. For the fiscal year ending October 31, 2020, the Compensation Committee also considered the roles of the executive officers with FREIT’s evaluation and pursuit of the strategic alternatives pursued by FREIT, including the purchase and sale agreement between certain affiliates of FREIT and Sinatra Properties LLC and FREIT’s proposed plan of liquidation.

The Compensation Committee reviews compensation paid by other real estate investment trusts in the most general way in view of the fact that unlike many other real estate investment trusts, FREIT is externally managed. Therefore, FREIT does not retain the services of its executive officers on a full-time, exclusive basis, and the executive officers do not spend full time in their respective positions or devote all of their business activities to FREIT. The Compensation Committee and the Board take these considerations into account when determining the compensation to be paid to FREIT’s executive officers, and the compensation paid to the executive officers reflects what the Compensation Committee and the Board believe to be fair and reasonable compensation for the services that the executive officers provide to FREIT and their commitment to serve as executive officers of FREIT under these circumstances. The Compensation Committee and the Board also consider the size and scope of FREIT’s business and operations as reflected on its balance sheet and income statement in relationship to other real estate investment trusts.

As required by the rules and regulations of the SEC, at the special meeting in lieu of annual meeting of stockholders held on April 21, 2020, the stockholders were asked to approve an advisory resolution approving the compensation of the executive officers as disclosed and described in the Compensation Discussion and Analysis and the compensation tables and narratives contained in FREIT’s proxy statement used in connection with the special meeting. The advisory resolution received the approval of approximately 89.5% of the votes cast on this proposal. The Compensation Committee and the Board concluded from the strong approval of the advisory resolution that the stockholders believe that FREIT’s compensation policies and the compensation paid to the executive officers are appropriate and reflective of FREIT’s objectives of aligning the interests of the executive officers with the long-term interests of FREIT. In accordance with the rules and regulations of the SEC, and based on the results of the vote by the stockholders at the special meeting in lieu of annual meeting of stockholders held in April 2020 on the frequency of such vote, the advisory vote by the stockholders to approve the compensation of the executive officers will occur again at the 2023 annual meeting of stockholders.

Risk Management

The Compensation Committee does not believe that the Trust’s executive compensation program gives rise to any risks that are reasonably likely to have a material adverse effect on the Trust. Executive Officers are compensated on a fixed salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of the Trust. In addition, the Compensation Committee and the Board of Directors have utilized, and expect to continue to utilize, the Equity Incentive Plan to align the interests of the Directors and Executive Officers with the long-term interests of the Trust and the Stockholders through grants of stock options and other equity-based awards, thereby giving the Directors and Executive Officers additional incentives to protect the long-term value of the Trust.

Executive Compensation and Financial Performance

As discussed above, the Executive Officers of the Trust are compensated primarily on a fixed salary basis and have not been awarded any incentive-based cash bonuses, and the compensation paid to the Executive Officers is not specifically dependent upon any particular measure of financial performance. However, the Compensation Committee considers, in general terms, both the overall financial performance and condition of the Trust and the Trust’s long-term prospects in the Committee’s determination of appropriate levels of executive salary, among other factors and considerations discussed under “Fiscal 2021 Compensation” above.

Chief Executive Officer Compensation and Employee Compensation

The table below sets forth comparative information regarding (A) the total compensation of the Chief Executive Officer for the fiscal year ended October 31, 2021, (B) the median of the total compensation of all other employees of the Trust, not including the Chief Executive Officer, for the fiscal year ended October 31, 2021, and (C) the ratio of the Chief Executive Officer’s total compensation to the median of the total compensation of all other employees (other than the Chief Executive Officer). As of October 31, 2021, excluding the Chief Executive Officer, the Trust had twenty-eight (28) employees, including twenty-three (23) full-time employees, two (2) part-time and seasonal employees, and three (3) Executive Officers.

Chief Executive Officer compensation (A)	$468,758
Median compensation of all employees (not including Chief Executive Officer) (B)	$60,837
Ratio of (A) to (B)	7.71

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended October 31, 2021, David F. McBride, Justin F. Meng and Richard J. Aslanian served on the Compensation Committee of the Board of Directors, with Mr. McBride serving as the Chairman of the Committee. None of the members of the Compensation Committee served as an Executive Officer or employee of the Trust at any time during the fiscal year ended October 31, 2021, nor have any of them ever served as an Executive Officer of the Trust in any prior year.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:	David F. McBride, Chairman
Justin F. Meng
Richard J. Aslanian

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of all of the named executive officers of FREIT (the “Executive Officers”) as of October 31, 2021, 2020 and 2019 for services in all capacities to FREIT for the 2021, 2020 and 2019 fiscal years, respectively. With respect to all compensation, the term “paid” will mean actually paid or deferred.

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert S. Hekemian, Jr., President and Chief Executive Officer	2021	$400,000	$ --	$ --	$ --	$ --	$ --	$68,758 (3)	$468,758
	2020	$350,000	$ --	$ --	$ --	$ --	$ --	$58,022 (3)	$408,022
	2019	$400,000	$ --	$ --	$ --	$ --	$ --	$81,190 (3)	$481,190
Allan Tubin, Treasurer and Chief Financial Officer (4)	2021	$30,000	$ --	$ --	$ --	$ --	$ --	$ --	$30,000
	2020	$25,500	$ --	$ --	$ --	$ --	$ --	$ --	$25,500
	2019	$21,863 (5)	$ --	$ --	$ --	$ --	$ --	$ --	$21,863
Donald W. Barney, Former President, Treasurer and Chief Financial Officer (6)	2021	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --
	2020	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --
	2019	$20,342 (7)	$ --	$ --	$ --	$ --	$ --	$87,211 (8)	$107,553
John A. Aiello, Esq., Secretary	2021	$40,000	$ --	$ --	$ --	$ --	$ --	$75,000 (9)	$115,000 (10)
	2020	$34,000	$ --	$ --	$ --	$ --	$ --	$72,750 (9)	$106,750 (10)
	2019	$40,000	$ --	$ --	$ --	$ --	$ --	$76,000 (9)	$116,000 (10)

(1)	Represents the positions held by each Executive Officer for the fiscal years ended October 31, 2021, 2020 and 2019.

(2)	Represents payment to the Executive Officers for their services as Executive Officers of FREIT.

(3)	Of these amounts: $7,531, $6,772 and $9,840 represent accrued interest earned in the fiscal years ended October 31, 2021, 2020 and 2019, respectively, on amounts previously deferred by Robert S. Hekemian, Jr. pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred fees are paid to Mr. Hekemian; $55,000, $51,250 and $61,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in the fiscal years ended October 31, 2021, 2020 and 2019, respectively, as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $6,227, $0 and $10,350 represent dividends earned related to accrued interest and fees in the fiscal years ended October 31, 2021, 2020 and 2019, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $68,758 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2021 converted into an aggregate of 3,820 Share Units, $58,022 deferred for the fiscal year ended October 31, 2020 converted into an aggregate of 3,328 Share Units, $81,190 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2019 converted into an aggregate of 4,927 Share Units. See “Amended and Restated Deferred Fee Plan” above.

(4)	Allan Tubin was appointed as Chief Financial Officer and Treasurer of FREIT effective February 7, 2019.

(5)	Based on an annual base salary of $30,000 pro-rated for the period beginning on the date of Mr. Tubin’s appointment as Chief Financial Officer and Treasurer on February 7, 2019 through the remainder of the fiscal year ended October 31, 2019.

(6)	Donald W. Barney retired as President, Chief Financial Officer, Treasurer and a director of FREIT effective February 7, 2019.

(7)	Based on an annual base salary of $75,000 prorated for the fiscal year ended October 31, 2019 through the date of Mr. Barney’s retirement as Chief Financial Officer and Treasurer on February 7, 2019.

(8)	Of this amount: $57,081 represents accrued interest earned in the fiscal year ended October 31, 2019 on amounts previously deferred by Donald W. Barney for service as an Executive Officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to Mr. Barney; $13,938 represents annual retainer fees, meeting fees and other fees paid to Mr. Barney in the fiscal year ended October 31, 2019 as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $16,192 represents dividends earned related to accrued interest and fees in the fiscal year ended October 31, 2019. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $87,211 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2019 converted into an aggregate of 5,363 Share Units. See “Amended and Restated Deferred Fee Plan” above.

(9)	During the fiscal years ended October 31, 2021, 2020 and 2019, the Secretary was entitled to receive: (i) meeting attendance fees in the amount of $1,500 for each meeting of the Board and its committees attended, $1,000 for each meeting participated in by teleconference; and (ii) property site inspection fees in the amount of $1,000 for each site inspection attended and reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit.

(10)	Mr. Aiello is an officer and shareholder in the law firm of Giordano, Halleran & Ciesla, P.C. During the fiscal years ended October 31, 2021, 2020 and 2019, Mr. Aiello paid to the law firm the retainer and meeting fees which he received in connection with his services as Secretary of FREIT during the fiscal years ended October 31, 2021, 2020 and 2019.

The following table sets forth information concerning the compensation of the Executive Officers that was deferred pursuant to the Deferred Fee Plan, described under “Amended and Restated Deferred Fee Plan” above, for the fiscal year ended October 31, 2021:

FISCAL 2021 NONQUALIFIED DEFERRED COMPENSATION

Name (1)	(a) Executive Contributions in Last FY (2) ($)	(b) FREIT Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Robert S. Hekemian, Jr.	$55,000	$ ---	$13,758	$ ---	$731,974
Allan Tubin	$ ---	$ ---	$ ---	$ ---	$ ---
John A. Aiello, Esq.	$ ---	$ ---	$ ---	$ ---	$ ---
(1)	Effective November 1, 2000, the Board adopted the Deferred Fee Plan for its executive officers and its directors. The Deferred Fee Plan was amended and restated on December 30, 2008, effective as of December 31, 2008, and further amended and restated on September 4, 2014, effective beginning November 1, 2014. Prior to the amendments that went into effect beginning November 1, 2014, the Deferred Fee Plan permitted any executive officer or director to elect to defer receipt of any executive officer, director retainer, meeting attendance, or property site inspection fee. As a result of the amendments to the Deferred Fee Plan that went into effect on November 1, 2014, participants in the Deferred Fee Plan who are also Executive Officers of FREIT are only permitted to defer amounts paid to them in their capacities as directors, and are not permitted to defer amounts paid to them in their capacities as Executive Officers. Please see the full discussion of the Deferred Fee Plan under “Amended and Restated Deferred Fee Plan” above.
(2)	All amounts reported in columns (a) and (b) are reported in the “Summary Compensation Table” above as compensation to the named executive officers in their capacities as members of the Board in the fiscal year ended October 31, 2021.

The following table sets forth information concerning the conversion into Share Units of deferred fees, accrued deferred interest and dividends payable with respect to credited Share Units under the Deferred Fee Plan during the fiscal year ended October 31, 2021, and the aggregate number of credited Share Units, for each executive officer individually.

Participant	Aggregate Deferred Fees for FY 2021	Accrued Deferred Interest for FY 2021	Dividends Payable on Credited Share Units for FY 2021	Share Units Credited for FY 2021	Aggregate Share Units Credited
Robert S. Hekemian, Jr.	$55,000	$7,531	$6,227	3,820	26,173
Allan Tubin	$ ---	$ ---	$ ---	---	---
John A. Aiello, Esq.	$ ---	$ ---	$ ---	---	---

See “Amended and Restated Deferred Fee Plan” above for more information concerning the terms and provisions of the Deferred Fee Plan and the information set forth in these tables.

Securities Authorized for Issuance under Equity Compensation Plans

The number of stock options outstanding under the Equity Incentive Plan, the weighted-average exercise price of the outstanding options and the number of securities remaining available for issuance, as of October 31, 2021, were as follows:

EQUITY COMPENSATION PLAN TABLE

Plan Category	Number of securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders (1)	310,740	$18.35	442,060
Equity compensation plans not approved by stockholders	--	--	--
Total	310,740	$18.35	442,060
(1)	FREIT currently has no equity compensation plans other than the Equity Incentive Plan described under “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unexercised Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert S. Hekemian, Jr.	19,000	---	---	$18.45 (1)	9/3/2024	---	---	---	---
	4,000	---	---	$18.45 (1)	9/3/2024	---	---	---	---
Allan Tubin	6,000	---	---	$18.45 (1)	9/3/2024	---	---	---	---
John A. Aiello, Esq.	19,000	---	---	$21.00 (1)	11/9/2026	---	---	---	---

(1)	The exercise price of this option is equal to the Fair Market Value of the Shares on the date of grant (as defined in the Equity Incentive Plan), which Equity Incentive Plan is described under “Compensation Discussion and Analysis” above.

Fiscal 2021 Option Exercises and Stock Vested

There were no exercises of stock options or vesting of stock held by Executive Officers in the fiscal year ended October 31, 2021.

Director Compensation

For the fiscal year ended October 31, 2021, each director was entitled to receive (a) an annual retainer fee of $35,000 per year; (b) a per meeting attendance fee of $1,500 per meeting of the Board and each committee of which a director is a member; (c) a $1,000 per meeting fee for telephonic meetings of the Board and each committee; and (d) a site inspection fee of $1,000 per site inspection. The Chairman of the Board was entitled to receive an additional annual retainer in the amount of $30,000 and a per meeting attendance fee of $1,800 per meeting of the Board, and the Chairman of the Audit Committee and the Chairman of the Compensation Committee were entitled to receive per meeting attendance fees of $1,800 per meeting of the Audit Committee and Compensation Committee. The Chairman of the Audit Committee and the Chairman of the Compensation Committee were entitled to receive an additional annual retainer fee of $10,000 and $7,500, respectively.

The directors were entitled to defer all or any part of their retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Fee Plan. For the fiscal year ended October 31, 2021, directors (including the directors who were also Executive Officers during the fiscal year ended October 31, 2021) elected to defer an aggregate amount of approximately $488,000 of annual retainer fees, meeting attendance fees, site inspection fees and accrued interest payable to them for their services to the Board and its committees, which amount was converted into an aggregate of 24,919 Share Units during the fiscal year ended October 31, 2021. In addition, the directors (including the directors who were also Executive Officers during the fiscal year ended October 31, 2021) were credited with an aggregate of

2,257 Share Units during the fiscal year ended October 31, 2021 from the conversion of dividends paid with respect to the Share Units credited to their accounts. See “Elements of Executive Compensation – Amended and Restated Deferred Fee Plan” under “Executive Compensation - Compensation Discussion and Analysis” above. For the fiscal year ended October 31, 2021, FREIT paid an aggregate of $55,000 of annual retainer fees, meeting attendance fees and site inspection fees to the directors in cash for their services to the Board and its committees.

FISCAL 2021 DIRECTOR COMPENSATION (1)

Name	Deferred Fees Earned ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Ronald J. Artinian	$110,372 (3)	$ ---	$ ---	$ ---	$ ---	$ ---	$110,372 (3)
David F. McBride	$85,921	$ ---	$ ---	$ ---	$ ---	$ ---	$85,921
Justin F. Meng	$61,691	$ ---	$ ---	$ ---	$ ---	$ ---	$61,691
David B. Hekemian	$57,086	$ ---	$ --	$ ---	$ ---	$ ---	$57,086
Richard J. Aslanian	$65,629	$ ---	$ --	$ ---	$ ---	$ ---	$65,629

(1)	See the Summary Compensation Table above for information regarding compensation paid to each of Robert S. Hekemian, Jr. and John A. Aiello during the fiscal year ended October 31, 2021 in connection with their positions as directors.
(2)	Effective November 1, 2014, the Deferred Fee Plan was amended to provide that the interest rate was equal to the average interest rate on ten-year Treasury bonds plus 150 basis points. The Deferred Fee Plan was also amended to provide that accrued deferred interest from and after November 1, 2014 would be converted into Share Units equivalent to Shares on a monthly basis. See “Amended and Restated Deferred Fee Plan” above for a description of the amendments to the Deferred Fee Plan.
(3)	Does not include annual retainer of $30,000 paid to Mr. Artinian in cash in his capacity as Chairman of the Board.

The following table sets forth information concerning the conversion of deferred fees and accrued deferred interest into Share Units under the Deferred Fee Plan during the fiscal year ended October 31, 2021 for each director who participated in the Deferred Fee Plan during the fiscal year ended October 31, 2021, except that the information concerning the participation of Robert S. Hekemian, Jr. and John A. Aiello, Esq., in the Deferred Fee Plan in their capacities as directors is set forth under “Executive Compensation” above.

Participant	Aggregate Deferred Fees for FY 2021	Accrued Deferred Interest for FY 2021	Dividends Paid on Credited Share Units for FY 2021	Share Units Credited for FY 2021	Aggregate Share Units Credited
Ronald J. Artinian	$75,800	$23,762	$10,810	6,153	45,287
David F. McBride	$70,300	$7,460	$8,161	4,782	34,196
Justin F. Meng	$56,500	$ ---	$5,191	3,430	21,866
David B. Hekemian	$55,000	$ ---	$2,086	3,163	9,340
Richard J. Aslanian	$62,500	$ ---	$3,129	3,653	13,645
Totals	$320,100	$31,222	$29,377	21,181	124,334

Performance Graph

The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 2021 with the performance of the Russell 2000 Index and the FTSE NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 2016 in FREIT’s Shares, the Russell 2000 Index, and the FTSE NAREIT Equity REIT Index, and that all dividends were reinvested. The closing price used in the analysis for the performance graph below is $19.50 per share at October 31, 2021.

	10/16	10/17	10/18	10/19	10/20	10/21

First Real Estate Investment Trust	100.00	76.32	78.15	88.88	68.66	102.31
Russell 2000	100.00	127.85	130.22	136.60	136.42	205.72
FTSE Nareit Equity REITs	100.00	105.67	107.47	132.94	104.52	158.67

Copyright© 2021 Russell Investment Group. All rights reserved.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among First Real Estate Investment Trust, the Russell 2000 Index
and the FTSE Nareit Equity REITs Index

$250
$200
$150
$100
$50
$0
10/16
10/17
10/18
10/19
10/20
10/21
First Real Estate Investment Trust
Russell 2000
FTSE Nareit Equity REITs

*$100 invested on 10/31/16 in stock or index, including reinvestment of dividends.
Fiscal year ending October 31.

Copyright© 2021 Russell Investment Group. All rights reserved.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS; DIRECTOR INDEPENDENCE

Of the seven members of the Board, Ronald J. Artinian, David F. McBride, Justin F. Meng and Richard J. Aslanian qualify as “independent directors” in accordance with the applicable NASDAQ Listing Rules and SEC rules. Each of the directors serving on committees of the Board: (Nominating Committee- David F. McBride and Richard J. Aslanian); and (Audit Committee-Ronald J. Artinian, David F. McBride and Richard J. Aslanian) qualifies as an “independent director” in accordance with the applicable NASDAQ Listing Rules and SEC rules.

The Board has adopted a written charter for the Audit Committee (see “Audit Committee” above) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by FREIT. Further, FREIT has adopted a Code of Ethics applicable to all directors, executive officers and management employees of FREIT (see “Code of Ethics” above), which Code of Ethics promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Robert S. Hekemian, Jr., President and Chief Executive Officer of FREIT and a director, and David B. Hekemian, a director, are shareholders of Hekemian & Co. Robert S. Hekemian, Jr. and David B. Hekemian each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interest in Hekemian & Co. is held by other members of the Hekemian family, including Bryan S. Hekemian. Robert S. Hekemian, Jr. serves as the Chief Executive Officer of Hekemian & Co.; David B. Hekemian serves as the President of Hekemian & Co.; and Bryan S. Hekemian serves as the Chief Operating Officer of Hekemian & Co.

On April 10, 2002, FREIT and Hekemian & Co. entered into a Management Agreement replacing the Management Agreement dated December 20, 1961, as extended. The term of the Management Agreement automatically renews for periods of two years unless either party gives at least six months prior notice to the other of non-renewal. The term of the Management Agreement was renewed for a two-year term, which will expire on October 31, 2023. FREIT may terminate the Management Agreement (i) without cause upon one year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within 30 days of receipt of notice of termination from FREIT, or (iii) in the event of an acquisition of FREIT where FREIT ceases to effectively exist as an operating entity. The Management Agreement provides for a termination fee in the event of a termination by FREIT without cause or following a merger or acquisition of FREIT.

Under the Management Agreement, Hekemian & Co. serves as managing agent for FREIT’s properties which FREIT owned on November 1, 2001. FREIT may retain Hekemian & Co. or other managing agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of FREIT’s properties. However, Hekemian & Co. currently manages all properties owned by FREIT and all subsidiaries and affiliates of FREIT, except for the commercial office space of the Rotunda, a mixed use (office, retail and residential) property located in Baltimore, Maryland that was acquired in July 2005 by Grande Rotunda, LLC (“Grande Rotunda”), a limited liability company in which FREIT owns a 60% equity interest. An unaffiliated third party management company managed the commercial office space at the Rotunda. The property owned by Grande Rotunda was sold in December, 2021. Hekemian & Co. is not the exclusive advisor for FREIT to locate and recommend investments deemed suitable for FREIT, and it is not required to offer potential acquisition properties exclusively to FREIT before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.

FREIT retained Hekemian & Co. to manage the Preakness Shopping Center, which was acquired on November 1, 2002 by Wayne PSC, LLC (“Wayne PSC”), a limited liability company in which FREIT owns a 40% membership interest, and the Damascus Shopping Center, which was acquired on July 31, 2003 by Damascus Centre, LLC (“Damascus Centre”), a limited liability company in which FREIT owns a 70% equity interest. The Damascus Shopping Center was sold by Damascus Centre in January 2022. In the fiscal year ended October 31, 2004, FREIT retained Hekemian & Co. to manage The Pierre Towers, an apartment complex acquired on April 15, 2004. This property was formerly owned by S And A Commercial Associates Limited Partnership (“S&A”), which was reorganized by FREIT on February 28, 2020 from a partnership into a tenancy-in-common (“TIC”), in which FREIT ultimately acquired a 65% undivided ownership interest.

Pursuant to the terms of the Management Agreement, FREIT pays Hekemian & Co. certain basic management fees, mortgage origination fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services. The Management Agreement includes a detailed schedule of such fees and commissions for those services which the managing agent may be called upon to perform. During the fiscal year ended October 31, 2021, FREIT incurred to Hekemian & Co. and Hekemian Development Resources, LLC, a wholly-owned subsidiary of Hekemian & Co. (“Hekemian Resources”), management and other fees in the approximate aggregate amount of $2,911,000, which includes management fees of approximately $2,127,000 described in more detail below, and mortgage, leasing and other fees in the approximate amount of $784,000. Included in other fees for the fiscal year ended October 31, 2021 are commissions payable to Hekemian & Co. for the following: $150,000 for the extension of the Grande Rotunda loan; $54,000 for the extension and modification of the WestFREIT, Corp. loan secured by the Westridge Square Shopping Center owned by WestFREIT Corp.; $32,500 for the renewal of FREIT’s line of credit.

FREIT also uses the resources of Hekemian & Co.’s insurance department to secure insurance coverage for its properties and subsidiaries. Hekemian & Co. is paid a commission for these services, which amounted to approximately $209,000 in the fiscal year ended October 31, 2021.

From time to time, FREIT engages Hekemian & Co., or certain affiliates of Hekemian & Co., to provide certain additional services, such as consulting services related to development and financing activities of FREIT. Separate fee arrangements are negotiated between FREIT and Hekemian & Co. with respect to such services. FREIT also reimburses Hekemian & Co. certain operating expenses, such as payroll and insurance costs, incurred on behalf of FREIT.

FREIT’s real estate investments may be in the form of wholly owned fee interests or, if the circumstances warrant, joint venture interests or as tenants-in-common. FREIT will make certain real estate investments through joint ventures with other parties from time to time in order to diversify risk. FREIT will also consider investing in real estate that requires development or that involves particular risk through joint ventures in order to meet FREIT’s investment objectives. In furtherance of these objectives, FREIT has invested in joint ventures with employees and affiliates of Hekemian & Co. and with directors of FREIT, as described below.

FREIT owns a 60% equity interest in, and is the managing member of, Grande Rotunda, which was the owner of the Rotunda property. Rotunda 100, LLC (“Rotunda 100”), owns a 40% equity interest in Grande Rotunda. Robert S. Hekemian, Jr., Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; Allan Tubin, the Chief Financial Officer and Treasurer of FREIT and an officer of Hekemian & Co.; certain other members of the immediate family of the late Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to FREIT and a former shareholder and former officer of Hekemian & Co. and other employees of Hekemian & Co. have majority managing control of Rotunda 100. In July 2005, Grande Rotunda completed the acquisition of the Rotunda for a purchase price of approximately $31 million (inclusive of transaction costs), which was financed, in part, from an acquisition loan in the amount of $22.5 million, and the balance of which was contributed in cash by the members of Grande Rotunda in proportion to their membership interests. As an incentive to the employees of Hekemian & Co. to identify and provide real estate investment opportunities for FREIT, FREIT advanced to the employees of Hekemian & Co. who are members of Rotunda 100 (including Robert S. Hekemian, Jr., David B. Hekemian, Allan Tubin and certain other members of the immediate family of the late Robert S. Hekemian), 50% of the amount of the equity capital required to be contributed by them to Rotunda 100 in connection with the acquisition and operation of the Rotunda. FREIT initially loaned an aggregate amount of approximately $1,900,000 to those Hekemian & Co. employees (including approximately $1,800,000 to Robert S. Hekemian, Jr., David B. Hekemian and Allan Tubin) and certain other members of the immediate family of the late Robert S. Hekemian with respect to their equity capital contributions (the “Rotunda Notes”). On May 8, 2008, the Board approved amendments to the loan agreements to increase the aggregate amount of the loans to $4,000,000 (which increased the aggregate amount loaned to Robert S. Hekemian, Jr., David B. Hekemian, Allan Tubin and certain other members of the immediate family of the late Robert S. Hekemian in connection with the Rotunda Notes to $3,800,000 from the initial aggregate amount of $1,800,000). These loans bore interest that floats at 225 basis points over the 90-day London Interbank Offered Rate (“LIBOR”), as adjusted each November 1, February 1, May 1 and August 1, and the loans were secured by such employees’ membership interests in Rotunda 100. The Rotunda Notes originally provided for payments of accrued interest on a quarterly basis, with no principal payments required during the term of the Rotunda Notes, except that the borrowers were required to pay to FREIT all refinancing proceeds and other cash flow they received from their interests in Grande Rotunda. The Rotunda Notes were originally scheduled to mature at the earlier of (a) 10 years after issue, on June 19, 2015 and (b) at the election of FREIT, 90 days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid amounts would be due. On June 4, 2015, the Board approved an extension of the terms of each of the Rotunda Notes to the earlier to occur of (a) June 19, 2018 and (b) the day that is 5 days after Grande Rotunda closes on a permanent mortgage loan secured by the Rotunda property. On December 7, 2017, the Board approved amendments to the Rotunda Notes to further extend the term of each of the Rotunda Notes to the date or dates upon which Grande Rotunda makes distributions of cash to its members as a result of either a refinancing of Grande Rotunda’s indebtedness or a sale of Grande Rotunda or all or a portion of the real property owned by it; provided, that the Rotunda Notes will mature only to the extent of such distributions to the maker of the Rotunda Notes. Pursuant to the December 7, 2017 amendments, distributions of cash as a result of events other than a refinancing of the indebtedness of Grande Rotunda or sale of the Rotunda property will not result in the maturation of the Rotunda Notes. At October 31, 2021, the outstanding principal balance on the Rotunda Notes was $4,000,000, and the accrued but unpaid interest on the Rotunda Notes was $1,292,000. On December 30, 2021 the property owned by Grande Rotunda (“Rotunda Property”) was sold. During Fiscal 2022, secured loans, including accrued interest, owed by certain members of Rotunda 100 in the amount of approximately $5.3 million were repaid to FREIT.

Grande Rotunda paid Hekemian & Co. approximately $604,000 in management fees during the fiscal year ended October 31, 2021, which is included in the $2,127,000 of management fees paid by FREIT to Hekemian & Co. during the fiscal year ended October 31, 2021 mentioned above. Pursuant to the terms of the Management Agreement, Grande Rotunda paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $25,000, which is included in the $784,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above during the fiscal year ended October 31, 2021.

Prior to the refinancing of the Wells Fargo construction loan for the Rotunda property with a new loan from Aareal Capital Corporation, FREIT and Rotunda 100, as the 60% and 40% owners of Grande Rotunda, respectively, had been contributing their respective pro-rata share of Grande Rotunda’s cash needs through loans to Grande Rotunda. In Fiscal 2021, Grande Rotunda repaid $7 million to the equity owners in Grande Rotunda based on their respective pro-rata share resulting in a loan repayment to Rotunda 100 of approximately $2.8 million. As of October 31, 2021, Rotunda 100 had funded Grande Rotunda with approximately $3.3 million (including accrued interest), which is included in “Due to affiliate” on FREIT consolidated balance sheet as of October 31, 2021 and is characterized as a demand loan that Rotunda 100 can require to be repaid at any time. On December 30, 2021, the Rotunda Property was sold and Grande

Rotunda repaid all loans in full totaling approximately $31 million to the equity owners in Grande Rotunda resulting in a loan repayment to Rotunda 100 of approximately $3.3 million.

FREIT owns a 70% equity interest in, and is the managing member of, Damascus Centre, which was the owner of the 144,000 square foot shopping center located in Damascus, Maryland. Damascus 100, LLC (“Damascus 100”), owns a 30% equity interest in Damascus Centre. Robert S. Hekemian, Jr., Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; Allan Tubin, the Chief Financial Officer and Treasurer of FREIT and an officer of Hekemian & Co.; certain other members of the immediate family of the late Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to FREIT and a former shareholder and former officer of Hekemian & Co. and other employees of Hekemian & Co. have majority managing control of Damascus 100. Damascus Centre paid Hekemian & Co. approximately $146,000 in management fees during the fiscal year ended October 31, 2021, which is included in $2,127,000 of management fees paid by FREIT to Hekemian & Co. during the fiscal year ended October 31, 2021 mentioned above. There were no leasing commissions paid by Damascus Centre to Hekemian & Co. during the fiscal year ended October 31, 2021. On January 10, 2022 the property owned by Damascus Centre was sold.

FREIT owns a 40% membership interest in Westwood Hills, LLC (“Westwood Hills”), which is the owner of a 210-unit residential apartment complex in Westwood, New Jersey. In addition, an aggregate of 35% of the membership interests in Westwood Hills is beneficially owned by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; Ronald J. Artinian, the Chairman and a director of FREIT; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; the Estate of Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to FREIT and a former shareholder and former officer of Hekemian & Co.; members of Hekemian family; and two former directors of FREIT. Pursuant to the terms of an operating agreement, FREIT is the managing member of Westwood Hills. Hekemian & Co. currently serves as the managing agent for Westwood Hills. During the fiscal year ended October 31, 2021, Westwood Hills paid Hekemian & Co. approximately $228,000 in management fees, which is included in the $2,127,000 of management fees paid by FREIT to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2021 mentioned above.

FREIT owns a 40% equity interest in Wayne PSC. H-TPKE, LLC (“H-TPKE”), owns a 60% equity interest in Wayne PSC. In addition, an aggregate of approximately 73% of the membership interests in H-TPKE is controlled by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; the late Robert S. Hekemian, the former Chairman and Chief Executive Officer and consultant to FREIT and a former shareholder and former officer of Hekemian & Co.; members of the families of Robert S. Hekemian, Jr., David B. Hekemian and the late Robert S. Hekemian; and other employees of Hekemian & Co. FREIT is the managing member of Wayne PSC. Wayne PSC owns a 322,000 square foot shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center. Hekemian & Co. is the managing agent for the Preakness Shopping Center. During the fiscal year ended October 31, 2021, Wayne PSC paid Hekemian & Co. approximately $142,000 in management fees, which is included in the $2,127,000 of management fees paid by FREIT to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2021 mentioned above. Pursuant to the terms of the Management Agreement, Wayne PSC paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $10,000 with respect to leasing activity at the Preakness Shopping Center, which is included in the $784,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above.

On February 28, 2020, FREIT reorganized S&A from a partnership into a TIC. Prior to this reorganization, FREIT owned a 65% partnership interest in S&A, which owned 100% of the Pierre Towers property located in Hackensack, New Jersey through its 100% interest in Pierre Towers, LLC. Accordingly, FREIT consolidated the financial statements of S&A and its subsidiary to include 100% of the subsidiary’s assets, liabilities, operations and cash flows with the interest not owned by FREIT reflected as “noncontrolling interests in subsidiary” and all significant intercompany accounts and transactions were eliminated in consolidation.

Pursuant to the TIC agreement, FREIT ultimately acquired a 65% undivided interest in the Pierre Towers property which was formerly owned by S&A. Based on the guidance of Accounting Standards Codification 810, “Consolidation”, FREIT’s investment in the TIC is accounted for under the equity method of accounting. While FREIT’s effective ownership percentage interest in the Pierre Towers property remains unchanged after the reorganization to a TIC, FREIT no longer has a controlling interest as the TIC is now under joint control. The remaining 35% undivided interest in the Pierre Towers property is owned by Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; Allan Tubin, the Chief Financial Officer and Treasurer of FREIT and an officer of Hekemian & Co.; and certain members of the immediate family of the late Robert S. Hekemian, the former Chairman and Chief Executive Officer and consultant to FREIT and a former shareholder and former officer of Hekemian & Co. In February 2005, and in accordance with its investment policy regarding risk diversification, FREIT allowed the minority owners of the former S&A partnership to make a cash contribution to the former S&A partnership of approximately $1.3 million to increase their ownership interest in the former S&A partnership from approximately 25% to 35%, which approximated market value at the time of the investment. On April 15, 2004, the former S&A partnership purchased The Pierre Towers, a residential apartment complex located in Hackensack, New Jersey. During the fiscal year ended October 31, 2021, the Pierre Towers TIC paid Hekemian & Co. approximately $375,000 in management fees. Additionally, the Pierre Towers TIC also uses the resources of the Hekemian & Co. insurance department to secure various insurance coverages for the Pierre Towers property. The Pierre Towers TIC paid approximately $51,000 for such insurance services for the fiscal year ended October 31, 2021.

Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co., was a director of Oritani Financial Corp. and its subsidiary, Oritani Bank, until Oritani Financial was merged into Valley National Bancorp in December 2019. FREIT is a party to a commercial mortgage loan with Valley National Bancorp. The mortgage loan is in the original principal amount of $22,750,000 with an interest rate of 4.75% per annum, which is secured by the FREIT Westwood Plaza property and matures on January 13, 2023. This mortgage loan was negotiated at arm’s length and was on standard terms. Another mortgage loan with Oritani Bank in the original principal amount of $6,000,000 was repaid by FREIT in February 2019.

FREIT retained the law firm of Giordano, Halleran & Ciesla, P.C during the fiscal year ended October 31, 2021 to furnish legal services. John A. Aiello, a director and Secretary of FREIT, is an officer and shareholder in the law firm. During the fiscal year ended October 31, 2021, Giordano, Halleran & Ciesla, P.C. received $355,682 in fees from FREIT and its affiliates for its services. In addition, Mr. Aiello paid to the law firm the amount of $60,000, representing retainer and meeting fees, which Mr. Aiello received in connection with his services as the Secretary of FREIT during the fiscal year ended October 31, 2021.

Effective upon the late Robert S. Hekemian’s retirement as Chairman, Chief Executive Officer and as a director on April 5, 2018, FREIT entered into a Consulting Agreement with Mr. Hekemian, pursuant to which Mr. Hekemian provided consulting services to FREIT through December 2019. Under the Consulting Agreement, Mr. Hekemian was obliged to provide advice and consultation with respect to matters pertaining to FREIT and its subsidiaries, affiliates, assets and business, for no fewer than 30 hours per month during the term of the agreement. FREIT paid Mr. Hekemian a consulting fee of $5,000 per month during the term of the Consulting Agreement, which was payable in the form of Shares on a quarterly basis (i.e. in quarterly installments of $15,000). The number of Shares issued for each quarterly installment of the consulting fee was determined by dividing the dollar amount of the consulting fee by the closing price of one Share on the OTC Pink Open Market as of the close of trading on the last trading day of the calendar quarter with respect to which such consulting fee was payable. There were no consulting fees paid to Robert S. Hekemian for the fiscal year ended October 31, 2021.

ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Fees

Audit fees billed by EisnerAmper LLP to FREIT totaled $410,000 for the fiscal year ended October 31, 2021 for professional services rendered in connection with the audits of FREIT’s consolidated financial statements and reviews of the quarterly reports on Form 10-Q for the fiscal year ended October 31, 2021. Audit fees billed by EisnerAmper LLP to FREIT totaled $431,000 for the fiscal year ended October 31, 2020 for professional services rendered in connection with the audits of FREIT consolidated financial statements and reviews of the quarterly reports on Form 10-Q for the fiscal year ended October 31, 2020.

Audit-Related Fees

Audit-related fees billed in the fiscal year ended October 31, 2021 and 2020 totaled $0 and $43,000, respectively, in connection with matters related to the Purchase and Sale Agreement between certain FREIT affiliates and Sinatra, LLC.

Tax Fees

In the fiscal year ended October 31, 2021, EisnerAmper LLP billed FREIT $37,500 for the preparation of FREIT’s 2020 tax return. In the fiscal year ended October 31, 2020, EisnerAmper LLP billed FREIT $32,500 for the preparation of FREIT’s 2019 tax return and $8,735 in connection with an analysis relating to the payment of dividends and return of capital. In addition, EisnerAmper LLP billed FREIT $40,000 in the fiscal year ended October 31, 2020 for tax-related matters and consultations in connection with the Purchase and Sale Agreement.

All Other Fees

EisnerAmper LLP did not bill FREIT for any other services during the fiscal years ended October 31, 2021 and 2020.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

All audit and non-audit services provided by FREIT’s independent registered public accounting firm and the fees associated therewith are pre-approved by the Audit Committee in accordance with the written charter of the Audit Committee adopted by the Board. The Audit Committee gives due consideration to the potential impact of all non-audit services on auditor independence. The engagement of EisnerAmper LLP, which was pre-approved by the Audit Committee, did not make use of the de minimis exception for pre-approval contained in the rules of the SEC that permit limited engagements for non-audit services involving amounts under a specified threshold.

Presence at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of EisnerAmper LLP will be available to respond to appropriate questions.

The Stockholders are being asked to ratify the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants to audit and report on the Trust’s consolidated financial statements for the fiscal year ending October 31, 2022. The Trust’s submission of the appointment of the independent registered public accountants to the Stockholders for ratification will not limit the authority of the Audit Committee to appoint another accounting firm to serve as the independent registered public accountants if the present accountants resign or their engagement is otherwise terminated. If the Stockholders do not ratify the Audit Committee’s appointment of EisnerAmper LLP at the Annual Meeting, the Audit Committee and the Board of Directors may reconsider the selection of EisnerAmper LLP.

The ratification of the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2022 requires the affirmative vote of the holders of at least a majority of Shares present at the Annual Meeting, in person or by proxy.

The Board of Directors unanimously recommends a vote FOR the ratification of the Audit Committee’s appointment of EisnerAmper LLP.

OTHER MATTERS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted upon at the Annual Meeting. If any other business incident to the Annual Meeting is properly presented at the Annual Meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

ANNUAL REPORT

The Annual Report to Stockholders (the “Annual Report”) for the fiscal year ended October 31, 2021 accompanies this Proxy Statement. The Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, which the Trust has filed with the SEC, is included in the Annual Report, excluding exhibits. EisnerAmper LLP has audited the financial statements of the Trust for the fiscal year ended October 31, 2021, which financial statements are contained in the Annual Report. The Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Trust’s Executive Officers and Directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive Officers, Directors and greater than 10% Stockholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

Based solely on the Trust’s review of the copies of such forms it has received, the Trust believes that all of its Directors, Executive Officers and greater than 10% Stockholders complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2021, except for two Forms 4 for Ronald J. Artinian with respect to a total of five purchase transactions under Mr. Artinian’s Rule 10b5-1 Plan, which was due to delays in transmission of confirmation of these transactions from the plan’s purchasing agent. Under the Rule 10b5-1 Plan, Mr. Artinian authorized a purchasing agent to make purchases of Shares for Mr. Artinian’s account pursuant to the terms and conditions of the plan (including the price to be paid and the number of Shares to be purchased), and Mr. Artinian did not have the discretion to determine when, or whether, any purchases of Shares were to be made under the plan. All of the aforementioned Forms 4 have been filed with the SEC, and the beneficial ownership of affected individuals disclosed in this Proxy Statement gives effect to the affected transactions.

STOCKholder Communications with Directors

The Board of Directors has adopted a formal process to be followed by those Stockholders who wish to communicate directly with the Board of Directors or any individual Director, or group of Directors. A Stockholder can contact the Board of Directors or any individual Director or group of Directors by sending a written communication to: The Board of Directors, or any specifically identified Director(s), First Real Estate Investment Trust of New Jersey, Inc., c/o Secretary, 505 Main Street, Suite 400, Hackensack, New Jersey 07601. A Stockholder’s letter should also indicate that he or she is a Stockholder of the Trust. Any such communication received by the Secretary of the Trust will be distributed to the Board of Directors, or a member or members thereof, as appropriate depending on the facts and circumstances described in the communication received. If a Stockholder communication is addressed to one or more Directors, but not the entire Board of Directors, the Secretary of the Trust shall notify any Directors to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request. Communications that are primarily commercial in nature, or related to an improper or irrelevant topic, will not be forwarded to the Board of Directors or any Director. If the Secretary of the Trust believes that the management of the Trust can adequately respond to the Stockholder’s inquiry or request, the Secretary will forward such communication to the appropriate person(s). At each meeting of the Board of Directors, a summary of all communications received since the last Board of Directors’ meeting which the Secretary elected not to forward to the Board of Directors or a Director(s) shall be presented, and all such communications shall be made available to the Directors upon request.

STOCKHOLDER PROPOSALS AND RECOMMENDATIONS

FOR NOMINATION OF DIRECTORS

Stockholder proposals for presentation at the Trust’s 2023 Annual Meeting of Stockholders must be received by the Trust at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than January 31, 2023. A Stockholder wishing to submit a proposal should write to the Trust’s Secretary and include a detailed description of such proposal. The Nominating Committee or the Board of Directors will also consider candidates for nomination as Directors who are recommended by one or more Stockholders applying the same criteria for nominees described in the section of this Proxy Statement entitled “Committees of the Board of Directors – Nominating Committee.” A Stockholder who wishes to suggest a candidate for nomination as a Director should write to the Trust’s Secretary and include the following information: (1) the name and contact information for the candidate; (2) a statement of the candidate’s business experience and educational background; (3) a detailed description describing any relationship between the candidate and the proposing Stockholder; (4) a statement by the Stockholder explaining why he or she believes that the candidate is qualified to serve on the Board of Directors and how his or her service would benefit the Trust and its Stockholders; and (5) a statement that the candidate is willing to be considered and willing to serve as a Director of the Trust if nominated and elected. A Stockholder wishing to suggest to the Nominating Committee a candidate for election at the Trust’s 2023 Annual Meeting of Stockholders must submit the required information to the Trust and such information must be received by the Trust no later than January 31, 2023.

THE BOARD OF DIRECTORS OF THE TRUST RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF RONALD J. ARTINIAN AND JUSTIN F. MENG TO THE BOARD OF DIRECTORS FOR THREE-YEAR TERMS UNDER ITEM 1 AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE TRUST’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS UNDER ITEM 2.

THIS PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE ON THE TRUST’S WEBSITE AT WWW.FREITNJ.COM UNDER THE “INVESTOR RELATIONS” TAB AND THE “PROXY MATERIALS” AND “ANNUAL REPORTS” TABS. REQUESTS FOR DIRECTIONS TO ATTEND THE ANNUAL MEETING IN PERSON SHOULD BE DIRECTED TO STOCKHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC., 505 MAIN STREET, SUITE 400, HACKENSACK, NEW JERSEY 07601.

ON WRITTEN REQUEST, THE TRUST WILL PROVIDE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK IN THE TRUST, A COPY OF THE TRUST’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2021, AS FILED WITH THE SEC. REQUESTS SHOULD BE ADDRESSED TO STOCKHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC., 505 MAIN STREET, SUITE 400, HACKENSACK, NEW JERSEY 07601. IT SHOULD BE NOTED THAT A COPY OF THE ANNUAL REPORT ON FORM 10-K IS INCLUDED WITH THE ANNUAL REPORT TO STOCKHOLDERS, WHICH ACCOMPANIES THIS PROXY STATEMENT.

ALL STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO PROXY SERVICES, C/O COMPUTERSHARE INVESTOR SERVICES, P.O. BOX 505000, LOUISVILLE, KY 40233, OR TO VOTE THEIR SHARES VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

John A. Aiello
Secretary

August 30, 2022

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:00am, Eastern Time, on October 12, 2022. Online Go to www.investorvote.com/FREVS or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FREVS Proxy Card for Annual Meeting of Holders of Shares of Common Stock q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. For Withhold For Withhold + 1. Proposal 1 - The election of Ronald J. Artinian and Justin F. Meng as directors of the Trust for terms of three years each, or until their successors have been elected and qualify. 01 - Ronald J. Artinian 02 - Justin F. Meng 2. Proposal 2 - The ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2022. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03OFZB 1 U P X +

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FREVS q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q REVOCABLE PROXY — FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC. + Proxy Card for Annual Meeting of Holders of Shares of Common Stock October 12, 2022 The signatory hereto hereby appoints Robert S. Hekemian, Jr. and John A. Aiello (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote all of the shares of common stock that the undersigned is entitled to vote (the “Shares”) at the annual meeting of holders of shares of common stock of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust”) to be held at The Hilton Hasbrouck Heights/Meadowlands, 650 Terrace Avenue, Hasbrouck Heights, NJ 07604 on October 12, 2022 at 11:00 a.m., local time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. The signatory hereto acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNATORY HERETO. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS LISTED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +